EXHIBIT 99.1

Conatus Pharmaceuticals Reports 2017 Financial Results and Program Updates

SAN DIEGO, March 07, 2018 (GLOBE NEWSWIRE) -- Conatus Pharmaceuticals Inc. (Nasdaq:CNAT), a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease, today announced financial results for the fourth quarter and full year ended December 31, 2017, and provided updates on its development programs.

Program Updates
In collaboration with Novartis, Conatus is conducting four randomized, double-blind, placebo-controlled Phase 2b clinical trials designed to evaluate emricasan treatment in various patient populations, including one clinical trial in patients whose transplanted livers were damaged by recurrent hepatitis C virus (HCV), and three EmricasaN, a Caspase inhibitOR, for Evaluation (ENCORE) clinical trials in patients with fibrosis or cirrhosis caused by nonalcoholic steatohepatitis (NASH):

  POLT-HCV-SVR, initiated in the second quarter of 2014, in approximately 60 post-orthotopic liver transplant (POLT) recipients with liver fibrosis or cirrhosis post-transplant as a result of recurrent HCV infection who have successfully achieved a sustained viral response (SVR) following HCV antiviral therapy, with top-line results expected in the second quarter of 2018;

  ENCORE-PH (for Portal Hypertension), initiated in the fourth quarter of 2016, in approximately 240 patients with compensated or early decompensated NASH cirrhosis and severe portal hypertension, with top-line results expected in the second half of 2018 followed by an integrated treatment extension period for clinical outcomes;

  ENCORE-NF (for NASH Fibrosis), initiated in the first quarter of 2016, in approximately 330 patients with NASH fibrosis, with top-line results expected in the first half of 2019; and

  ENCORE-LF (for Liver Function), initiated in the second quarter of 2017, in approximately 210 patients with decompensated NASH cirrhosis, with top-line results expected in the second half of 2019.

Results from the four ongoing emricasan clinical trials are expected to support the design of Phase 3 clinical efficacy and safety trials.

Pipeline Expansion Plans
Conatus may pursue the development of product candidates in liver disease and in other related disease areas. The company’s ongoing pipeline expansion activities include:

  evaluation of the potential for the company’s pan-caspase inhibitor IDN-7314 as a treatment for primary sclerosing cholangitis (PSC), a disease affecting bile ducts in the liver, which can lead to cirrhosis and liver failure.

  internal development of new preclinical product candidates leveraging its expertise with the caspase inhibition technology platform, and evaluation for potential in-licensing or acquisition of external clinical-stage product candidates consistent with its product development and regulatory expertise.

Financial Results
Total revenues were $8.8 million for the fourth quarter of 2017 compared with $0.8 million for the fourth quarter of 2016, and $35.4 million for the full year 2017 compared with $0.8 million for the full year 2016. Total revenues consisted of collaboration revenues related to the Novartis agreement. The increases in revenues were a result of having a full fourth quarter and a full year of collaboration revenues in 2017 compared with 13 days of collaboration revenues in 2016.

Research and development expenses were $10.9 million for the fourth quarter of 2017 compared with $6.5 million for the fourth quarter of 2016. Research and development expenses were $43.2 million for the full year 2017 compared with $20.3 million for the full year 2016. The fourth quarter increase in research and development expenses was primarily due to the ramp up of the ENCORE-PH and ENCORE-LF clinical trials and new compound development. The full year increase in research and development expenses was primarily due to the ramp up of the ENCORE-NF, ENCORE-PH and ENCORE-LF clinical trials and new compound development.

General and administrative expenses were $2.3 million for the fourth quarter of 2017 compared with $3.5 million for the fourth quarter of 2016. General and administrative expenses were $9.7 million for the full year 2017 compared with $10.3 million for the full year 2016. The decrease in general and administrative expenses was primarily due to consulting and legal fees related to the execution of the Novartis agreement in December 2016.

The net loss for the fourth quarter of 2017 was $4.4 million compared with $9.1 million for the fourth quarter of 2016. The net loss for the full year 2017 was $17.4 million compared with $29.7 million for the full year 2016.

Cash, cash equivalents and marketable securities were $74.9 million at December 31, 2017, compared with $77.0 million at December 31, 2016, and a projected year-end 2018 balance of between $35 million and $40 million. The company believes that current financial resources, together with the anticipated reimbursements for 50% of the costs for the four ongoing clinical trials, without including any potential milestone payments under the Novartis collaboration, are sufficient to maintain operations through top-line results from all four Phase 2b clinical trials by the end of 2019, as well as to fund initial pipeline expansion activities.

Conference Call and Audio Webcast
Conatus will host a conference call and audio webcast at 4:30 p.m. Eastern Time today to discuss the financial results and provide a corporate update. To access the conference call, please dial 877-312-5857 (domestic) or 970-315-0455 (international) at least five minutes prior to the start time and refer to conference ID 7095658. A live and archived audio webcast of the call will also be available in the Investors section of the Conatus website at www.conatuspharma.com.

About Conatus Pharmaceuticals
Conatus is a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease. In collaboration with Novartis, Conatus is developing its lead compound, emricasan, for the treatment of patients with chronic liver disease. Emricasan is a first-in-class, orally active pan-caspase inhibitor designed to reduce the activity of enzymes that mediate inflammation and apoptosis. Conatus believes that by reducing the activity of these enzymes, caspase inhibitors have the potential to interrupt the progression of a variety of diseases. For additional information, please visit www.conatuspharma.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward looking statements, including statements regarding:  the timelines to announce results from the POLT-HCV-SVR, the ENCORE-PH, the ENCORE-NF, and the ENCORE-LF clinical trials; evaluation of IDN-7314 and other potential product candidates; the projected year-end cash balance; the sufficiency of current financial resources to maintain operations and ongoing clinical development activities through 2019, as well as to fund initial pipeline expansion activities; and caspase inhibitors' potential to interrupt the progression of a variety of diseases. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including:  Conatus’ ability to successfully enroll patients in and complete its ongoing and planned clinical trials; Novartis continuing development and commercialization of emricasan; Conatus’ reliance on third parties to conduct its clinical trials, including the enrollment of patients, and manufacture its clinical drug supplies of emricasan; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; results of future clinical trials of emricasan; Conatus’ ability to obtain additional financing in order to co-commercialize emricasan or develop other compounds; and those risks described in Conatus’ prior press releases and in the periodic reports it files with the Securities and Exchange Commission. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

CONTACT:  Alan Engbring
Conatus Pharmaceuticals Inc.
(858) 376-2637
aengbring@conatuspharma.com

Conatus Pharmaceuticals Inc.
Selected Condensed Financial Information
(Unaudited)

	Three Months Ended		Twelve Months Ended
Statements of Operations	December 31,		December 31,
	2017	2016	2017	2016

Revenues:
Collaboration revenue	$8,804,399	$799,046	$35,376,796	$799,046
Operating expenses:
Research and development	10,911,660	6,523,261	43,220,446	20,293,632
General and administrative	2,300,243	3,453,474	9,706,834	10,337,182
Total operating expenses	13,211,903	9,976,735	52,927,280	30,630,814
Loss from operations	(4,407,504)	(9,177,689)	(17,550,484)	(29,831,768)
Other income/expense	51,101	54,187	154,071	98,327
Net loss	$(4,356,403)	$(9,123,502)	$(17,396,413)	$(29,733,441)

Net loss per share, basic and diluted	$(0.15)	$(0.35)	$(0.61)	$(1.31)

Weighted average shares outstanding used in computing
net loss per share, basic and diluted	30,018,172	25,994,155	28,586,625	22,649,911

			December 31,
Balance Sheets			2017	2016

Assets
Current assets:
Cash, cash equivalents and marketable securities			$74,853,247	$77,015,124
Other receivables			3,366,585	2,500,000
Prepaid and other current assets			1,004,198	937,436
Total current assets			79,224,030	80,452,560
Property and equipment, net			178,649	261,446
Other assets			2,538,211	1,609,834
Total assets			$81,940,890	$82,323,840

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other accrued expenses			$13,970,271	$7,662,796
Current portion of deferred revenue			14,172,076	30,897,192
Note payable			-	1,000,000
Total current liabilities			28,142,347	39,559,988
Deferred revenue, less current portion			12,518,667	20,803,762
Convertible note payable			13,157,534	-
Deferred rent			126,030	171,544
Stockholders' equity			27,996,312	21,788,546
Total liabilities and stockholders' equity			$81,940,890	$82,323,840